November 26 2010


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American
Depositar
y Receipts
representi
ng ten
deposited
shares of
 Clinuvel
Pharmace
uticals
Limited
Form F6
Registratio
n No.
33311672
1


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as
amended on behalf of The Bank
of New York Mellon as
Depositary for securities against
which American Depositary
Receipts are to be issued we
attach a copy of the new
prospectus Prospectus reflecting
the change in  number of
ordinary shares represented by
one American Depositary Share
the Ratio.

As required by Rule 424e the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement the
Prospectus consists of the ADR
certificate with the revised ratio
for Clinuvel Pharmaceuticals
Limited.

The Prospectus has been revised
to reflect the new ratio and has
been overstamped with

Effective November 26 2010
the ratio has changed to One 1
American Depositary Share
represents One 1 deposited
Shares.

Please contact me with any
questions or comments at 212
8152729


Mark Gendler
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance






101 Barclay Street, 22nd Floor West, New
York, NY 10286